Exhibit 99.1

April 28, 2009

Re: Status of FHLBI 1st Quarter Dividend

Dear Member:

Under the Federal Home Loan Bank of Indianapolis’ (FHLBI) Capital Plan, first quarter dividends are normally declared and paid in April. However, due to our substantial review of the private-label mortgage-backed securities (MBS) portfolio for other-than-temporary impairment (OTTI), we are still finalizing our first quarter financial statements. Once we have completed our accounting analysis, including our review of private-label MBS for OTTI, and first quarter income is determined, our Board of Directors will make a decision regarding the first quarter dividend. At this time, we cannot predict when this income determination will be completed. We will keep you advised of further developments.

The FHLBI appreciates your understanding and patience as we finalize our results. We value our relationship with you and remain focused on providing liquidity to help you meet your business needs.

Sincerely,

/s/ MILTON J. MILLER
Milton J. Miller
President – CEO

8250 Woodfield Crossing Blvd. ^ Indianapolis, Indiana 46240 ^ 317.465.0200 ^ www.fhlbi.com